SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the InterContinental New Orleans Hotel (LaSalle Ballroom-3rd Floor) located at 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, April 29, 2008 at 4:00 p.m., Central Time.

The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2007. Directors and officers of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

At the Meeting, we are asking shareholders to vote affirmatively for our proposed 2008 Stock Incentive Plan. We recommend that shareholders approve the proposal because we believe that this new Plan, as part of our equity-based incentive program, will enable the Company to continue to opportunistically hire qualified executives and key personnel. Banking continues to be a “people” business. In today’s competitive banking environment, exceptional talent has become a critical component to the long-term growth prospects of our business. We believe the 2008 Plan will allow us to attract, retain and motivate executives and personnel instrumental in the continued long-term success of our Company and outperformance relative to our peer institutions. We believe we are a distinctively different organization with unparalleled talent and unique opportunities.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the Meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter, and your continued support of, and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd
President and Chief Executive Officer

Phone 337-521-4012 — FAX 337-521-4021 — 200 West Congress Street — Post Office Box 52747 — Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held at the InterContinental New Orleans Hotel (LaSalle Ballroom-3rd Floor) located at 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, April 29, 2008 at 4:00 p.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of three directors for three-year terms expiring in 2011;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	adoption of the IBERIABANK Corporation 2008 Stock Incentive Plan; and

4.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

March 24, 2008

Whether or not you expect to attend the Meeting, please vote by internet, or telephone, or complete the enclosed proxy and return promptly in the envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 29, 2008

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2008 Annual Meeting of Shareholders to be held on April 29, 2008, and at any adjournments or postponements thereof.

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone, or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically or via the Internet) with the Secretary at or before the meeting, or by voting in person at the meeting.

This proxy statement was mailed to each shareholder of record at the voting record date, on or about March 24, 2008.

VOTING

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the meeting. Only shareholders of record at the close of business on March 14, 2008, are entitled to notice of, and to vote at, the meeting. On that date, 12,870,615 shares of Common Stock, par value $1.00 per share, were outstanding.

Directors are elected by a plurality of the votes cast (Proposal I). The affirmative vote of a majority of the votes actually cast is required to ratify the appointment of the independent registered public accounting firm (Proposal II) and to approve the 2008 Stock Incentive Plan (Proposal III).

Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors (Proposal I). If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II to ratify the appointment of the independent registered public accounting firm and on Proposal III to approve the 2008 Stock Incentive Plan. If you abstain from voting on Proposal II and/or Proposal III, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for this proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum and will be voted “FOR” each director nominee, “FOR” Proposal II and “FOR” Proposal III.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal as to which your broker does not have discretionary authority to vote. Shares registered in the names of brokers and similar persons who hold the shares for clients and do not receive voting instructions are generally not voted other than on the election of directors, ratification of independent registered public accounting firm and other routine matters (“broker non-votes”). Broker non-votes will be treated as shares present for the purpose of establishing a quorum, but will not be considered as votes cast.

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the meeting and with respect to any other matter presented to the meeting if notice of such matter has not been delivered to us in accordance with our Articles of

Incorporation. Except for procedural matters incident to the conduct of the meeting, we do not know of any other matters that are to come before the meeting. If any other matters are properly brought before the meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the record owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing internet or telephone voting procedures. These procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the meeting, if you later decide to attend and vote in person.

Participants in our Retirement Savings Plan will receive a proxy card for the common stock owned through this plan. Award recipients in the Recognition and Retention Plan also will receive a proxy card for the unvested portion of shares held in this plan. These proxy cards will serve as voting instruction cards for the plan trustees.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Georgeson, Inc. (“Georgeson”) will assist in the solicitation of proxies. We will pay Georgeson a fee of approximately $8,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on behalf of the Company. Additional solicitations may be made by telephone, facsimile or other contact by certain directors, officers, other regular employees or agents of the Company, none of whom will receive additional compensation for their proxy solicitation efforts. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

PROPOSAL I—ELECTION OF DIRECTORS

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the meeting, shareholders will be asked to elect one class of directors, consisting of three directors, for three-year terms expiring in 2011. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person.

Our Bylaws currently provide for a Board of eleven persons.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the three nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee.

The following table presents information as of the record date concerning our nominees and other directors.

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)
Nominees for terms to expire in 2011:
Harry V. Barton, Jr.	53	Certified Public Accountant in private practice; In 2005, became a Registered Investment Advisor and sole owner/member of Barton Advisory Services, LLC	1993

E. Stewart Shea III	56	Vice Chairman of the Board of the Company, IBERIABANK, and Pulaski Bank and Trust Company; Managing Partner of The Bayou Companies, LLC; Managing Partner of Bayou Coating, LLC (oil and gas industry service company)	1990

David H. Welch	59	President, Chief Executive Officer and Director of Stone Energy Corporation (oil and gas company) since 2004; Senior Vice President of BP America, Inc. (2003-2004); Vice President of BP, Inc. (1999-2003)	2005

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)
Directors whose terms expire in 2009:
Ernest P. Breaux, Jr.	63	Chairman/CEO of Iberia Investment Group, LLC, Ernest P. Breaux Electrical, Inc., and Equipment Tool Rental & Supply, Inc.; Regional Operating Officer for Regions 1, 4 & Gulf Plains of Integrated Electrical Services (2001-2004)(2)	1999

Daryl G. Byrd	53	President of IBERIABANK Corporation and President and Chief Executive Officer of IBERIABANK since 1999; Chief Executive Officer of IBERIABANK Corporation since 2000; President and Chief Executive Officer of Pulaski Bank and Trust Company since January 31, 2007	1999

John N. Casbon	59	Executive Vice President, First American Title Insurance Company; Chief Executive Officer and President, First American Transportation Title Insurance Company	2001

Jefferson G. Parker	55	President, Howard Weil, Inc., (an equity research, investment banking and trading firm focused on the energy industry) since 2004; Senior Vice President-Institutional Equities, Howard Weil, Inc. (1976-2004)	2001

Directors whose terms expire in 2010:
Elaine D. Abell	65	Attorney at Law	1993

William H. Fenstermaker	59	Chairman of the Board of IBERIABANK Corporation, IBERIABANK, and Pulaski Bank and Trust Company; Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc. (oil and gas surveying, mapping, municipal engineering, environmental consulting and computer information system services)	1990

Larrey G. Mouton	66	Owner and Manager of Mouton Financial Services, LLC since July 2002; Chairman, Acadiana Filter Services, Inc. since June 2004; Community Relations Officer of the Company from July 2000 to June 2002; Chief Executive Officer of the Company from February 1995 to July 2000; President of the Company and President and Chief Executive Officer of the Bank from February 1995 to July 1999	1985

O. Miles Pollard, Jr.	70	Private Investor	2003

(1)	Includes service as a director of IBERIABANK, a wholly owned subsidiary of IBERIABANK Corporation.
(2)

In August 2007, the Securities and Exchange Commission (“SEC”) filed a complaint in the Southern District of Texas, Houston Division, against electrical contracting company Integrated Electrical Services, Inc. (“IES”) and certain of its former officers and employees, including Ernest P. Breaux. The complaint alleged that the former officers and employees aided and abetted IES’ violations of Sections 13(a) and 13(b)(2)(A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1 and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

CORPORATE GOVERNANCE

Board of Director and Shareholder Meetings

The Board of Directors met 14 times during the fiscal year ended December 31, 2007. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2007. We encourage director’s attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2007 annual meeting of shareholders.

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present three times during the year ended December 31, 2007.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana 70501. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Recent Developments

On March 17, 2008, the Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, adopted certain changes in our Company’s corporate governance. These changes are set forth in our Corporate Governance Guidelines. A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

•

We have established a policy that no director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

•

We have established a policy requiring directors to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

•	We have established a policy that employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

•

We have established policies stipulating specific Company stock ownership guidelines for both directors and executive officers. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis — Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and executive officers are aligned with the interests of our shareholders.

•

We have established a policy confirming the Company’s support and encouragement of directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include, as of the record date, certain information as to the common stock beneficially owned by:

•

the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known us to be the beneficial owner of more than 5% of our Common Stock;

•	our directors;

•	our named executive officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of Record Date(1)
	Amount	Percentage
Name of Beneficial Owner
James C. East	710,555	5.52%
2 Lou Ellen Drive
Little Rock, AR 72202

(1)	As reported on Schedule 13G dated January 31, 2007, James C. East has sole voting power and sole dispositive power with respect to 710,555 shares. See “Certain Transactions”.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)
	Amount		Percentage
Directors:
Elaine D. Abell	48,685	(5)	*
Harry V. Barton, Jr.	29,649		*
Ernest P. Breaux, Jr.	24,639		*
Daryl G. Byrd	364,751	(5)	2.79%
John N. Casbon	16,075		*
William H. Fenstermaker	49,189	(5)	*
Larrey G. Mouton	84,208		*
Jefferson G. Parker	51,909		*
O. Miles Pollard, Jr.	6,013		*
E. Stewart Shea III	86,082		*
David H. Welch	2,451		*

Named Executive Officers who are not directors:
Anthony J. Restel	34,896		*
Michael J. Brown	183,120		1.41%
John R. Davis	166,428		1.28%
Michael A. Naquin	96,834		*
All directors and executive officers as a group (18 persons)	1,427,759		10.52%

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.
(2)	Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in our Retirement Savings Plan.
(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 3,125 shares by Ms. Abell; 3,125 shares by Mr. Barton; 10,291 shares by Mr. Breaux; 221,761 shares by Mr. Byrd; 10,313 shares by Mr. Casbon; 3,125 shares by Mr. Fenstermaker; 3,125 shares by Mr. Mouton; 9,415 shares by Mr. Parker; 3,125 shares by Mr. Pollard; 3,125 shares by Mr. Shea; 22,478 shares by Mr. Restel; 121,540 shares by Mr. Brown; 95,930 shares by Mr. Davis; 61,539 by Mr. Naquin and 701,666 shares by all directors and executive officers as a group.
(4)	Includes unvested restricted shares that may be voted by the following persons: 33,154 shares by Mr. Byrd; 7,453 shares by Mr. Restel; 31,973 shares by Mr. Brown; 21,822 shares by Mr. Davis; 22,336 shares by Mr. Naquin; and 152,803 shares by all directors and executive officers as a group.
(5)	Includes the following shares of Common Stock pledged as security for loans from unaffiliated parties: Ms. Abell – 10,925 shares; Mr. Byrd – 88,828 shares; Mr. Fenstermaker – 17,714 shares.

See “Compensation Discussion and Analysis – Stock Ownership Guidelines” regarding stock ownership guidelines for directors and executive officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than ten percent of our Common Stock, to file with the Securities and Exchange Commission (“SEC”) an initial report of the person’s beneficial ownership of our equity securities and subsequent reports regarding changes in such ownership. To the best of our knowledge each person who was so subject to Section 16(a) with respect to us at any time during 2007 filed, on a timely basis, all reports required for the year pursuant to Section 16(a).

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and has adopted a charter for each of these three standing committees.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Parker, Pollard, and Welch. Each of the members of the committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 401(h) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the committee. The Audit Committee met 16 times during 2007. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm. The policy requires that all services to be provided by its independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2007. The Audit Committee has also pre-approved 2008 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations prior to approval of such transactions. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which the Company or its subsidiaries is or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of the common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC).

Nominating and Corporate Governance Committee

The independent members of the Board of Directors—Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch—serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2007, the Nominating and Corporate Governance Committee held three meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

•

in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

•

in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder(s) holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, and based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

•

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

and as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

•

the class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the meeting must have been received by us on or before March 3, 2008.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to be an independent director within the meaning of the NASDAQ listing standards. The Compensation Committee generally meets monthly, which may be in person or by telephone; during 2007, the Compensation Committee met 10 times.

Compensation Committee Responsibilities and Authority. Our Compensation Committee is responsible for, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	reviewing and approving the design of compensation programs for key executives; and

•	providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and recommendations (including salary adjustments and annual awards) to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs.

The Chair of the Compensation Committee works with the Director of Human Resources as may be needed to set meeting agenda for the Compensation Committee. Compensation Committee meetings are held as needed.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation program with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2007. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. From time to time, the Compensation Committee has engaged Hay Group, a human resource and compensation consulting firm, as an independent advisor to study and make recommendations on specific projects affecting executive and director compensation at the Company. Pursuant to its Charter, the decision to retain Hay Group (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee.

Independent advice is provided by Hay Group to the Compensation Committee on executive compensation projects for which the firm is engaged by the Compensation Committee. This has included an examination of the CEO’s compensation program, a competitive analysis of the compensation of other Named Executive Officers, the review and development of an appropriate group of peer banking institutions (“Peer Group”), a comparison of the Company’s financial performance to its Peer Group (see discussion in the section entitled “Annual External Benchmarking Against Peer Group”), and commentary on executive compensation trends. During 2007, Hay Group, at the request of the Compensation Committee, directly interacted with (and received relevant information from) the Director of Human Resources. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer participated in some of the meetings of the Compensation Committee at which Hay Group made presentations and answered questions.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that even the best advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophies, programs and practices. The President and Chief Executive Officer, the Director of Human Resources and the Chief Financial Officer are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with the Company’s business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer regularly attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, none of whose executive officers served on our Board of Directors or Compensation Committee. None of the members of the Compensation Committee was an officer or other employee of our Company or any of our subsidiaries during 2007, or is a former officer or other employee of our Company or any of our subsidiaries.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a clear and understandable discussion of our compensation philosophies and practices, the elements of compensation of our CEO, Chief Financial Officer and the other Named Executive Officers (as defined below in the next paragraph), why those elements have been selected and how they are applied and implemented by our Compensation Committee.

The Compensation Committee analyzes the performance of the CEO and, after considering reasonableness and competitiveness, determines his compensation. With respect to the other Named Executive Officers, the CEO evaluates performance and determines compensation, subject to the review and approval of the Compensation Committee. The term “Named Executive Officers” means those executive officers (including our CEO and our Chief Financial Officer) whose pay is shown for 2007 in the Summary Compensation Table that follows this CD&A.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain officers and other employees (including the Named Executive Officers) who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate these employees and maximize their long-term commitment to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Our strategy for compensating officers and other employees (and particularly the Named Executive Officers) is based on programs that emphasize performance-based incentive compensation. The Company has also entered into an Employment Agreement with our CEO and Change in Control Severance Agreements with our other Named Executive Officers and other key employees. These agreements are described below.

In 2007, the principal components of compensation for each Named Executive Officer were:

•	base salary;

•	long-term equity incentives; and

•	retirement, health and welfare benefits.

We provide a base salary that recognizes the value of our Named Executive Officers both to us and in the executive talent marketplace. The Named Executive Officers also are eligible for annual cash bonus awards. Most significantly, a key component of the compensation of Named Executive Officers are annual equity awards that are designed to align the Named Executive Officers with shareholders’ interests. We make equity awards to link executive officers’ abilities to build their own long-term net worth with our stock performance and to encourage their retention by providing for vesting schedules over multiple years (generally graduated vesting over seven years). As a result, our compensation programs employ a leveraged strategy that emphasizes variable as opposed to fixed compensation.

While we provide a limited number of standard benefits and perquisites (as discussed below under “Executive Compensation”) that we believe are in line with other banking institutions of similar size, it is not part of our compensation philosophy to extend personal benefits to our Named Executive Officers beyond those normally provided to similarly situated officers in comparable organizations.

During 2007, the Compensation Committee engaged Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to discrete projects relating to executive and director compensation. Among other things, Hay Group advised the Compensation Committee that our Named Executive Officers compensation program has lower fixed costs relative to our peer group, but is competitive in total due to our incentive programs. For more information regarding the nature and scope of Hay Group’s engagement and the role of management in advising the Committee, see “Committees of the Board of Directors – Compensation Committee—Involvement of Compensation Consultants and Executive Management in Compensation Decisions” above.

Annual External Benchmarking Against Peer Group

The Compensation Committee annually conducts a competitive analysis of the compensation paid to our CEO through the review of compensation levels among a peer group of banking organizations. In 2007, this competitive review was extended to our other Named Executive Officers.

The Compensation Committee believes benchmarking is useful as a method to gauge the compensation levels for executive talent within competitive job markets that are germane to the Company’s operations based upon both financial and non-financial characteristics. However, the peer group data is not used in isolation; rather the peer group review is used as a reference point in executive pay analysis and determinations.

With respect to the CEO, compensation is reviewed in the context of the Company’s financial performance relative to the peer group, his individual performance and tenure in his current position, and our own policies for allocating among the various components of compensation to comport with our compensation philosophy, including retention. A similar approach is followed by the CEO regarding his recommendations to the Compensation Committee, and includes a consideration of desired internal equity among Named Executive Officer positions. Final decisions on the compensation of Named Executive Officers are made after considering the aforementioned factors.

In determining the appropriate compensation for our Named Executive Officers, external benchmarking against the peer group is used as a reference point. Data from proxy statements filed with the SEC provides specific peer group information concerning base salaries, most-recent bonuses earned, most-recent long-term incentives granted, types of long-term incentive vehicles used, and benefit/perquisite prevalence (particularly the use of nonqualified deferred compensation programs). The Compensation Committee also relies on its own subjective evaluation of the performance of the CEO, along with a determination of an appropriate program to balance retention and incentive considerations. The Committee applies a similar approach in reviewing and approving the compensation recommendations made by the CEO with respect to the other Named Executive Officers. The Committee believes that this approach best allows consideration of the Company’s particular facts and circumstances.

In recent years, the Compensation Committee considered pay and performance information furnished to it by Hay Group for a peer group that had been developed in the fall of 2005. This peer group consisted of:

Cascade Bancorp (CACB)	Great Southern Bancorp, Inc. (GSBC)
Central Pacific Financial Corp.(CPF)	Independent Bank Corporation (MI) (IBCP)
Columbia Banking System, Inc. (COLB)	Independent Bank Corp. (MA) (INDB)
First Financial Bancshares (FFIN)	Interchange Financial Services Corporation (IFCJ)
Frontier Financial Corporation (FTBK)	Prosperity Bancshares, Inc. (PRSP)
Glacier Bancorp, Inc. (GBCI)	Washington Trust Bancorp, Inc. (WASH)

The Company subsequently negotiated two acquisitions in Arkansas that were consummated during the first quarter of 2007 and resulted in an approximate doubling of the Company’s assets and number of employees, as well as the development of new lines of business and the expansion of existing business lines. After these activities were completed, the Compensation Committee recognized that the Company was no longer a relatively small, largely Louisiana-based banking organization. In light of these considerations, the Committee questioned whether its prior peer group remained appropriate. In September 2007, the Committee retained Hay Group to undertake an analysis of its peer group pay and performance information and to advise on the selection of a new compensation peer group.

After a presentation by Hay Group and consideration by the Compensation Committee, a new peer group of 17 banking organizations was approved in December 2007. Key factors in the selection of members of the new peer group were assets, geographic locations, lines of business, number of locations, number of employees and the Committee’s knowledge of the banking industry.

The members of our current peer group are:

Amcore Financial, Inc. (AMFI)	MB Financial, Inc. (MBFI)
Community Trust Bancorp, Inc. (CTBI)	Old National Bancorp (ONB)
First Financial Bankshares, Inc. (FFIN)	Prosperity Bancshares, Inc. (PRSP)
First Merchants Corporation (FRME)	Republic Bancorp Inc. (RBCAA)
First Midwest Bancorp, Inc. (FMBI)	Sterling Bancshares, Inc. (SBIB)
FNB Corporation (FNB)	Trustmark Corporation (TRMK)
Hancock Holding Company (HBHC)	United Community Banks, Inc. (UCBI)
Heartland Financial USA, Inc. (HTLF)	Whitney Holding Corporation (WTNY)
Wintrust Financial Corporation (WTFC)

The new peer group subsequently was used in a Hay Group 2007 year-end study of the compensation of our Named Executive Officers.

Our Compensation Philosophy

We seek to provide our Named Executive Officers with a compensation package that is driven by our overall financial performance, our shareholder value, the overall success of the Company, subsidiary, or business unit directly impacted by an individual’s performance, and the performance of the individual Named Executive Officer. We rely upon our judgment about each Named Executive Officer – not on rigid formulas or short-term changes in business performance – in determining the amount of pay and mix of compensation elements for our Named Executive Officers. Both performance and compensation are evaluated so that the Company can attract and retain the employees (including the Named Executive Officers) critical to its long-term success.

Our compensation philosophy regarding senior executives (especially Named Executive Officers) includes four basic principles:

•	Compensation should be related to performance – whether measured against objective goals or a balancing of subjective factors.

•

Incentive compensation (especially equity-based awards) should represent a large portion of a Named Executive Officer’s total compensation package – this approach minimizes fixed costs and encourages increasing our profitability and shareholder return.

•	Incentive compensation levels should be competitive – allowing us to attract and retain key talent.

•	Incentive compensation should balance short-term and long-term performance – both are important for our business.

Based on this philosophy, our Compensation Committee has adopted a compensation pay structure for Named Executive Officers that employs a performance-based pay strategy:

•	the fixed base salaries are below our current peer group;

•	variable compensation comprises the largest portion of a Named Executive Officer’s pay package; and

•	the majority of the variable pay opportunity is in the form of incentive programs for Named Executive Officers, which strongly links them to shareholder interests.

This performance-based strategy links a sizable majority of a Named Executive Officer’s “total direct compensation” (here composed of base salary, annual cash bonuses and long-term equity incentives) opportunity to both annual financial performance and the change in the Company’s share price over a multi-year period. Hay Group, our compensation consultant, has advised our Compensation Committee that our Named Executive Officer compensation program is competitive in total due to our incentive programs, particularly these programs’ alignment with shareholder interest.

In the year-end compensation review process, the Compensation Committee (with respect to the President and Chief Executive Officer) and the President and Chief Executive Officer (with respect to the other Named Executive Officers) set actual pay levels based on its and his consideration of Company performance relative to the Peer Group, individual performance, an individual’s tenure in his/her job, promotion of the Company’s business among Named Executive Officers with similar titles, and such other factors that it and he determine appropriate. The Named Executive Officer positions and responsibilities are reviewed and examined to ensure that these officers are compensated at appropriate levels relative to each other and to other positions within the Company.

The Compensation Committee considers the President and Chief Executive Officer and other key executives (including the other Named Executive Officers) as a team that needs to work together to effectively build shareholder value. Based on this view, the Compensation Committee believes that compensation packages of the other Named Executive Officers for a year should be developed by the President and Chief Executive Officer using his compensation package for the year as a guidepost, with due consideration to the relative scope of their positions and responsibilities and their relative performance and achievements. Accordingly, the annual bonus, equity incentive awards and annual pay adjustments for the other Named Executive Officers are developed by the President and Chief Executive, and reviewed and approved by the Compensation Committee, based on an assessment that uses the decisions relative to the President and Chief Executive Officer as a starting point. The total direct compensation of our President and Chief Executive Officer is greater than the individual compensation of our other Named Executive Officers because he has responsibility for the performance of the entire Company, while the other Named Executive Officers have responsibility for a business segment or corporate function.

Annual Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our executive pay structure, and are developed after considering the peer group data described above and other relevant market data. We view annual base salary as a primary component of compensation that will be paid even if we do not achieve our annual financial performance goals. However, we will consider our financial performance when evaluating proposed salary budgets and may increase, maintain or decrease salary, or terminate Named Executive Officers if our financial performance warrants such action.

The base salaries of our Named Executive Officers for 2007 and 2006 are set out in “Executive Compensation” below. Base salary adjustments are considered during the beginning of each year. In view of the current environment in the banking industry and the Company’s performance, no increase was made in the base salary of any Named Executive Officer for 2008. By comparison, for 2007 our President and Chief Executive Officer received a 4.5% increase in base salary, effective February 26, 2007, while our other remaining four Named Executive Officers received salary increases ranging from 0% to 8.8% in 2007.

Annual Cash Incentives (“Bonus Plan”)

We use annual cash bonus incentives as a short-term incentive to drive achievement of our annual performance goals. The annual cash bonus incentive focuses on the achievement of annual financial goals and awards in cash. It is designed to:

•	support our strategic business objectives;

•	promote the attainment of specific financial goals;

•	reward achievement of specific performance objectives; and

•	encourage teamwork.

Cash bonuses, if any, are entirely discretionary, based on an annual assessment by the Compensation Committee and management of the Company’s performance at year end. Annual cash bonus incentives are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. The size of an executive’s annual cash bonus incentive is influenced by these factors, as well as market practices and individual performance. The Committee generally targets annual cash bonuses at market medians for expected levels of performance, with upside opportunities for superior performance. Under the program, the Committee approves an annual cash bonus incentive calculation for the executive officers taking into account certain performance targets and the individual’s strategic task accomplishments. Awards earned under the annual cash bonus incentive award are contingent upon employment with the Company through the end of the fiscal year.

All of the Named Executive Officers are eligible to participate in the annual cash bonus incentive award. In view of the current environment in the banking industry and the Company’s performance in the last fiscal year, no annual bonus was paid to any Named Executive Officer with respect to 2007. By comparison, for 2006 our CEO received an annual bonus equal to 42% of base salary for that year (which was paid in early 2007), while our other four Named Executive Officers received annual bonuses for 2006 ranging from 26%-34% of their base salaries. Awards earned under the annual cash bonus incentive award are contingent upon employment with the Company through the end of the fiscal year. In connection with his relocation to Arkansas and his expanded responsibilities for all markets in Louisiana and Arkansas, Mr. Brown received an additional $250,000 cash bonus in February 2007.

Long-Term Equity Incentives

We consider long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Our long-term equity incentive compensation awards currently are made primarily pursuant to the IBERIABANK Corporation 2005 Stock Incentive Plan (the “Stock Plan”).

At the 2008 Annual Meeting of Shareholders, the Board is soliciting shareholder approval of the IBERIABANK Corporation 2008 Stock Incentive Plan (the “2008 Plan”), which is described in and attached as an exhibit to this Proxy Statement. The 2008 Plan has been reviewed by the Compensation Committee. We have unanimously recommended its approval by our Board of Directors and adoption by our shareholders at the 2008 Annual Meeting. We believe that our Company’s ability to retain and motivate current and future executives and other key employees is critical to our continued success. We recommended approval of the 2008 Plan because we believe that, as part of our long-term equity incentive compensation, the 2008 Plan will allow us to retain and motivate existing executives and managers who we believe outperform employees who lack equity participation opportunities. We believe our ability to differentiate the Company from our competition and pursue our business plan is a result of the caliber of our executives and managers.

Our annual equity grants are based on a dollar award value that is translated into an award of stock options and/or time-based restricted stock. In addition, the Stock Plan provides flexibility for other types of awards as may be appropriate in certain circumstances. The dollar value of an award is based on a market analysis and an assessment of company and individual performance.

The number of stock options is higher than the number of shares of time-based restricted stock for the same dollar value because, unlike restricted stock, which is a “full value” award, stock option value is based solely on the appreciation in the value of the underlying shares against the exercise price. The Black-Scholes option pricing model is used to determine the number of stock options to be awarded, while the grant date fair market value is used to determine the number of shares of restricted stock. In each case, the number of stock options or shares of restricted stock is calculated to provide the intended economic value described above. However, regardless of the “mix” of stock options and restricted stock, the intended grant value is the same, based upon present value calculations of the value of options and restricted stock on the date of grant.

In recent years, the Named Executive Officers were eligible for an equity incentive award designed to deliver a desired economic value in dollars consistent with targeting total direct compensation at the 75th percentile of our Peer Group where performance was consistent with such levels (looking at relevant Peer Group measures and an overall assessment of performance, all things considered). The Compensation Committee determines equity incentive awards to our President and Chief Executive Officer after considering proxy information on such grants to chief executive officers of banking institutions in the Peer Group and making an assessment of the Company’s performance compared to its current year business plan and to Peer Group and broader market performance. A similar approach is followed by our President and Chief Executive Officer in making recommendations to the Compensation Committee regarding long-term equity incentive awards for the other Named Executive Officers.

In view of the current environment in the banking industry and the Company’s performance in 2007, no long-term incentive award was made to any Named Executive Officer with respect to 2007. On February 26, 2007, stock options to acquire 50,000 shares of our Common Stock were awarded to our President and Chief Executive Officer with respect to 2006 long-term incentive compensation, and equity incentive awards were made to our other Named Executive Officers that ranged from options on 3,656 to 6,252 shares and restricted stock awards ranging from 4,179 to 7,145 shares. (Mr. Brown received additional awards of 7,700 stock options and 11,107 restricted shares during the first quarter of 2007 as part of his compensation package for 2006 in connection with his relocation to Arkansas and his assumption of additional duties and responsibilities.)

Benefits, Retirement Programs and Perquisites

We provide our Named Executive Officers with core health and welfare benefits (e.g., coverage for medical, dental, vision care, prescription drugs, basic life insurance, accidental death and long-term disability coverage); they generally are eligible for the same benefit programs on the same basis as other employees. Our overall benefits philosophy is to focus on the provision of core benefits, with Named Executive Officers able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their individual circumstances.

A tax-qualified 401(k) savings plan is available to employees generally, including Named Executive Officers. A Company matching contribution of 50% on the first 3% of a participant’s eligible pay (up to a $100,000 salary cap) was added effective January 1, 2007. In addition, as of January 1, 2008, a non-qualified deferred compensation plan was effective, which subsequently became available to a select group of executives, other highly compensated employees (including Named Executive Officers) and directors to fill a missing ingredient from the Company’s portfolio of executive benefits. The non-qualified plan is a voluntary benefit that currently only provides for voluntary deferrals; among its other advantages, this program should enable highly-compensated employees to defer the refunds that they might receive from the 401(k) savings plan.

Perquisites and similar benefits constitute a small portion of the overall compensation packages of Named Executive Officers. The Compensation Committee believes that the perquisites made available to our Named Executive Officers are reasonable and are intended to help the Company attract and retain them. These perquisites largely consist of car allowances, personal use of a Company vehicle, and social dues / club memberships.

Benefits and perquisites provided to the Named Executive Officers are summarized in the Summary Compensation Table.

Impact of Regulatory Considerations on 2007 Compensation

Various regulatory considerations – including tax law limitations and potential excise taxes – can impact executive compensation. As described, the Compensation Committee may take into account the tax and accounting consequences attendant to certain executive compensation awards that might negatively impact the purposes of such compensation.

Section 162(m) of the Internal Revenue Code (“Code”) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO and certain other officers shown in the Summary Compensation Table. Compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in section 162(m). We believe that it is generally in our interest to structure compensation to come within the deductibility limits set in Section 162(m). However, we believe that we must maintain the flexibility to take actions which we deem to be in the best interests of the Company, but which may not qualify for tax deductibility under Section 162(m).

In addition to Section 162(m), we take into account other tax and accounting provisions in developing the pay programs for our Named Executive Officers. These include the special tax rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the rules denying the deduction of “excess parachute payments” under Section 280G and the imposition of an excise tax under Section 4999 on such amounts. We also consider the accounting treatment of various types of equity-based compensation under Statement of Financial Accounting Standard No. 123(R) and the overall income tax rules applicable to various forms of compensation. While we seek to compensate our executives in a manner that produces favorable tax and accounting treatment, those considerations are secondary to our primary objective of developing fair and equitable compensation arrangements that appropriately motivate, reward and retain executives.

Stock Ownership Guidelines

We believe that our Named Executive Officers should maintain a meaningful equity interest in the Company through ownership of stock that they acquire either with their own funds (including through the exercise of stock options awarded to them), or by retaining restricted stock that has vested rather than disposing of such stock. Stock ownership helps Named Executive Officers to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value. We have established formal executive stock ownership guidelines to require such holdings by the Named Executive Officers, as follows:

•	The guideline for the Chief Executive Officer is set at three times annual base salary.

•	The guidelines for Senior Executive Vice Presidents are set at two times an executive’s annual base salary.

•	The guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted (March 17, 2008) and the date the person became an executive.

•	A Company executive is required to achieve his or her guidelines within five years of becoming subject to these guidelines.

We have also established stock ownership guidelines for our directors:

•

Directors are required to hold shares of Common Stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted (March 17, 2008) and the date the director is elected to the Board.

•

Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within five years of the adoption date.

The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Employment Agreement

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change of Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. The aggregate severance payment and benefit subsidy that would be made to Mr. Byrd assuming his termination of employment under the foregoing circumstances at December 31, 2007, is disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control”. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

Change in Control Severance Agreements

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the President and Chief Executive Officer, has an employment agreement, which requires us to pay their salaries for any period of time. We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change of Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. The severance payment is 100% in the case of Messrs. Davis, Brown, Naquin and Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. The aggregate severance payments and benefit subsidies that would be made to Messrs. Brown, Davis, Naquin and Restel assuming their termination of employment under the foregoing circumstances at December 31, 2007, are disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control.” We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

For a detailed description of these agreements and the potential amounts that we may be obligated to pay in the event these agreements are triggered, see “Summary of Executive Agreements” and “Potential Payouts Upon Termination or Change in Control” below.

Indemnification Agreements

We have entered into indemnification agreements with Daryl G. Byrd, Michael J. Brown and Michael A. Naquin providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated named executive officers for the years indicated.

Name and Principal Position	Year	Salary	Bonus		Restricted Stock Award(s)(1)	Option Award(s)(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation		Total(9)
Daryl G. Byrd	2007	$463,143	$—		$381,839	$153,037	N/A	N/A	$77,214	(3)	$1,075,233
President and CEO	2006	$439,804	$196,800		$411,187	$53,071	N/A	N/A	$79,371		$1,180,233

Anthony J. Restel	2007	$195,000	—		$69,929	$18,830	N/A	N/A	$15,896	(4)	$299,655
Sr. Executive Vice President and CFO	2006	$159,423	$65,520		$38,464	$10,120	N/A	N/A	$5,661		$279,188

Michael J. Brown	2007	$308,077	$250,000	(5)	$311,438	$54,746	N/A	N/A	$136,704	(6)	$1,060,965
Sr. Executive Vice President	2006	$240,971	$96,000		$198,419	$22,278	N/A	N/A	$40,156		$597,824

John R. Davis	2007	$285,000	—		$234,568	$38,175	N/A	N/A	$35,833	(7)	$593,576
Sr. Executive Vice President	2006	$240,971	$96,000		$197,482	$22,278	N/A	N/A	$28,262		$584,993

Michael A. Naquin	2007	$237,692	—		$236,545	$34,630	N/A	N/A	$34,054	(8)	$542,921
Sr. Executive Vice President	2006	$225,961	$61,820		$196,409	$22,278	N/A	N/A	$26,723		$533,191

(1)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to restricted stock awards granted in current and prior years.
(2)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to annual stock options granted in 2006 and 2007. On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees of our company; therefore, no stock option expense was recognized in the years indicated from stock options granted in 2005 and prior years. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option-pricing model, and is recognized ratably over the seven-year vesting period. The assumptions made in determining the grant date fair values of options under FAS 123R are disclosed in Note 15 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	All other compensation for Mr. Byrd includes dividends paid on unvested restricted stock of $48,814, a car allowance of $14,400, payment of social dues of $6,955 and other personal benefits of $7,045.
(4)	All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $11,361, personal use of a company vehicle of $2,922 and other personal benefits of $1,613.
(5)	Represents a one-time bonus of $250,000 paid to Mr. Brown in January 2007, in connection with his relocation from Louisiana to Arkansas and assumption of additional job responsibilities. In addition, the Company paid $64,891 in relocation expenses, including income tax gross-up, which are included in Other Compensation.
(6)	All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $48,302, personal use of a company vehicle of $4,133, payment of social dues of $14,233 and other personal benefits of $5,145.
(7)	All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $33,415 and other personal benefits of $2,418.
(8)	All other compensation for Mr. Naquin includes dividends paid on unvested restricted stock of $31,782 and other personal benefits of $2,272.
(9)	In 2007, salary and bonus as a percent of total compensation equated to 43.1%, 65.1%, 52.6%, 48.0% and 43.8% for Mr.’s Byrd, Restel, Brown, Davis and Naquin, respectively.

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our named executive officers during the year ended December 31, 2007:

The 2007 stock option grants and restricted stock awards to the named executive officers were issued from our 2005 Incentive Compensation Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our Common Stock. In 2007, we declared dividends payable in the amount of $1.34 per share.

Name	Grant Date	Estimated future payouts under Non-Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Daryl G. Byrd	2/26/2007	N/A	N/A		50,000	$57.31	$757,809

Anthony J. Restel	2/26/2007	N/A	N/A	4,179		$57.31	$239,498
	2/26/2007	N/A	N/A		3,656	$57.31	$55,411

Michael J. Brown	1/29/2007	N/A	N/A		7,700	$56.42	$125,983
	1/29/2007	N/A	N/A	6,700		$56.42	$378,014
	2/26/2007	N/A	N/A		6,252	$57.31	$94,756
	2/26/2007	N/A	N/A	7,145		$57.31	$409,480
	3/21/2007	N/A	N/A	4,407		$57.96	$255,430

John R. Davis	2/26/2007	N/A	N/A	7,145		$57.31	$409,480
	2/26/2007	N/A	N/A		6,252	$57.31	$94,756

Michael A. Naquin	2/26/2007	N/A	N/A	4,929		$57.31	$282,481
	2/26/2007	N/A	N/A		4,313	$57.31	$65,369

(1)	Restricted stock awards and stock option grants were issued under our 2005 Stock Incentive Plan. The stock option grants and shares of restricted stock vest over seven years in equal increments on the anniversary of the date of grant.
(2)	The exercise price of stock option awards is equal to the grant date fair value of our Common Stock.
(3)	For stock options, this represents the grant date fair value based on a value of $16.3614 per share for grants on January 29, 2007 and $15.15618 per share for grants on February 26, 2007. The assumptions made in determining these values are disclosed in Note 15 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007. For stock grants, the fair value is based on the grant date fair value of our Common Stock.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable (1)	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not Vested (#)		Market Value of Shares that have not Vested (2)
Daryl G. Byrd	47,693	—		$17.600	Jul 12, 2009	3,570	(3)	$166,898
	15,624	—		$11.000	Apr 17, 2010	8,034	(4)	$375,590
	25,000	—		$20.648	May 08, 2011	6,072	(5)	$283,866
	27,500	—		$22.880	Jan 11, 2012	9,821	(6)	$459,132
	31,250	—		$30.880	Mar 19, 2013	8,931	(7)	$417,524
	43,750	—		$48.448	Mar 16,2014
	35,000	—		$47.488	Mar 21, 2015
	3,663	21,967	(17)	$59.060	Feb 20, 2016
		50,000	(18)	$57.310	Feb 26, 2017

Anthony J. Restel	2,500	—		$20.700	Mar 12, 2011	402	(8)	$18,794
	3,750	—		$22.880	Jan 11, 2012	715	(9)	$33,426
	5,625	—		$30.808	Mar 19, 2013	1,216	(6)	$56,848
	5,625	—		$43.992	Aug 17, 2014	1,846	(10)	$86,301
	4,206	—		$47.488	Mar 21, 2015	4,179	(15)	$195,368
	750	4,500	(19)	$57.660	Mar 3, 2016
	—	3,656	(18)	$57.310	Feb 26, 2017

Michael J. Brown	28,000	—		$10.700	Dec 16, 2009	1,785	(3)	$83,449
	6,250	—		$11.000	Apr 17, 2010	4,019	(11)	$187,888
	13,750	—		$20.648	May 8, 2011	3,394	(12)	$158,670
	16,250	—		$22.880	Jan 11, 2012	4,010	(6)	$187,468
	18,125	—		$30.880	Mar 19, 2013	4,064	(10)	$189,992
	20,000	—		$45.600	Apr 29, 2014	6,700	(14)	$313,225
	13,871	—		$47.488	Mar 21, 2015	7,145	(15)	$334,029
	1,651	9,905	(19)	$57.660	Mar 3, 2016	4,407	(16)	$206,027
	—	7,700	(20)	$56.420	Jan 29, 2017
	—	6,252	(18)	$57.310	Feb 26, 2017

John R. Davis	6,250	—		$14.400	Sep 25, 2009	1,786	(3)	$83,496
	17,524	—		$11.100	Dec 23, 2009	4,018	(11)	$187,842
	6,250	—		$11.000	Apr 17,2010	3,392	(12)	$158,576
	13,750	—		$20.648	May 8, 2011	4,009	(6)	$187,421
	16,250	—		$22.880	Jan 11, 2012	4,064	(10)	$189,992
	18,125	—		$30.880	Mar 19, 2013	7,145	(15)	$334,029
	20,000	—		$45.600	Apr 29, 2014
	13,871	—		$47.488	Mar 21, 2015
	1,651	9,905	(19)	$57.660	Mar 3, 2016
	—	6,252	(18)	$57.310	Feb 26, 2017

Michael A. Naquin	43,750	—		$46.960	Mar 29, 2014	10,715	(13)	$500,926
	13,871	—		$47.488	Mar 21, 2015	4,010	(6)	$187,468
	1,651	9,905	(19)	$57.660	Mar 3, 2016	4,064	(10)	$189,992
	—	4,313	(18)	$57.310	Feb 26, 2017	4,929	(15)	$230,431

(1)	On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees or our company. Shares unexercisable represent only shares granted in 2006 and 2007.
(2)	The fair market value of the Company’s Common Stock at the end of the fiscal year was $46.75 per share.
(3)	Remaining unvested shares vested and will vest in one-half increments on each 11th of January for the years 2008 and 2009.
(4)	Remaining unvested shares will vest in one-third increments on each 24th of March for the years 2008 through 2010.
(5)	Remaining unvested shares will vest in one-fourth increments on each 16th of March for the years 2008 through 2011.
(6)	Remaining unvested shares will vest in one-fifth increments on each 21st of March for the years 2008 through 2012.
(7)	Remaining unvested shares vested and will vest in one-sixth increments on each 20th of February for the years 2008 through 2013.
(8)	Remaining unvested shares will vest in one-third increments on each 21st of April for the years 2008 through 2010.
(9)	Remaining unvested shares will vest in one-fourth increments on each 17th of August for the years 2008 through 2011.
(10)	Remaining unvested shares vested and will vest in one-sixth increments on each 3rd of March for the years 2008 through 2013.
(11)	Remaining unvested shares will vest in one-third increments on each 9th of May for the years 2008 through 2010.
(12)	Remaining unvested shares will vest in one-fourth increments on each 29th of April for the years 2008 though 2011.
(13)	Remaining unvested shares will vest in one-fourth increments on each 29th of March for the years 2008 through 2011.
(14)	Remaining unvested shares vested and will vest in one-seventh increments on each 29th of January for the years 2008 through 2014.
(15)	Remaining unvested shares vested and will vest in one-seventh increments on each 26th of February for the years 2008 through 2014.
(16)	Remaining unvested shares will vest in one-seventh increments on each 21st of March for the years 2008 through 2014.
(17)	Shares vest equally over six years from February 20, 2008, through February 20, 2013.
(18)	Shares vest equally over seven years from February 26, 2008, through February 26, 2014.
(19)	Shares vest equally over six years from March 3, 2008, through March 3, 2013.
(20)	Shares vest equally over seven years from January 29, 2008, through January 29, 2014.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each named executive officer as a result of the exercise of stock options and vesting of stock awards in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daryl G. Byrd	49,086	$1,991,879	9,435	$535,861
Anthony J. Restel	—	—	865	$46,259
Michael J. Brown	—	—	4,558	$248,842
John R. Davis	—	—	4,559	$248,841
Michael A. Naquin	—	—	4,157	$231,379

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2007.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)
Plans approved by shareholders	1,926,147	(5)	$37.18	161,552
Plans not approved by shareholders (3) (4)	33,278		$27.98	—

Total	1,959,425		$37.09	161,552

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.
(2)	The table includes 562,500 shares authorized under the IBERIABANK Corporation 2005 Stock Incentive Plan. As of December 31, 2007, 409,759 shares have been issued under this plan. No shares remain available for issue for separate restricted stock plans. Remaining shares available for issuance include 720 shares under the 1999 Stock Option Plan, 15,853 shares under the 2001 Incentive Compensation Plan, and 144,979 shares under the 2005 Incentive Compensation Plan. Shares remaining to be issued under the 2001 and 2005 Incentive Compensation Plans can be issued either as a restricted stock grant or upon exercise of stock options issued subsequent to December 31, 2007.
(3)	The Supplemental Stock Option Plan of 1999 was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares authorized for issuance pursuant to this plan was 31,248.
(4)	Stock Purchase Warrants are included in this total and represent warrants to purchase 20,625 shares of Common Stock at weighted average exercise price of $32.10. These warrants were assumed in connection with the acquisition of Alliance Bank of Baton Rouge in February 2004. No subsequent awards of such warrants may be made.
(5)	Number of securities includes 33,636, 171,251, and 190,627 shares of unvested restricted stock granted under the Management Recognition & Retention Plan, 2001 Incentive Compensation Plan and 2005 Incentive Compensation Plan, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company provides benefits to the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below:

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our named executive officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our named executive officers, other than the President and Chief Executive Officer, has an employment agreement, which requires us to pay their salaries for any period of time.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change in Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Naquin and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

As of December 31, 2007, named executive officers held unexercisable options to purchase Common Stock and unvested shares of restricted Common Stock listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each named executive officer assuming a Change in Control had occurred on December 31, 2007, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration (1)	Restricted Stock Acceleration (2)	Benefits (3)	Tax Payments (4)	Total
Daryl G. Byrd	$3,793,290	$—	$1,703,056	$51,162	$1,959,870	$7,507,378
Anthony J. Restel	$535,827	$—	$390,790	$42,131	$339,779	$1,308,527
Michael J. Brown	$1,819,468	$—	$1,660,676	$44,914	$1,147,719	$4,672,777
John R. Davis	$1,577,092	$—	$1,141,424	$48,112	$937,224	$3,703,852
Michael A. Naquin	$1,120,568	$—	$1,108,775	$46,060	$608,858	$2,884,261

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our Common Stock at December 31, 2007, of $46.75.
(2)	Assumes the immediate vesting of all unvested restricted stock upon a Change in Control using the fair market value of our Common Stock at December 31, 2007, of $46.75.
(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.
(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
William H. Fenstermaker	$34,500	$40,258	N/A	N/A	N/A	$2,458	$77,216
E. Stewart Shea III	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
Elaine D. Abell	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
Harry V. Barton, Jr.	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
Ernest P. Breaux, Jr.	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
John N. Casbon	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
Larrey G. Mouton	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
Jefferson G. Parker	$30,000	$40,258	N/A	N/A	N/A	$2,458	$72,716
O. Miles Pollard, Jr.	$30,000	$24,310	N/A	N/A	N/A	$2,458	$56,768
David H. Welch	$30,000	$37,531	N/A	N/A	N/A	$2,104	$69,635
James C. East	$27,500	$7,143	N/A	N/A	N/A	$842	$35,485

(1)	Represents the amount of compensation expense recognized under FAS 123R in 2007 with respect to restricted stock awards granted in 2007 and prior years.
(2)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.
(3)	Each outside director was granted restricted stock of 437 shares in 2004, 813 shares in 2005, 813 shares in 2006 and 825 shares in 2007. The grant date fair value per share in accordance with FAS 123R was $43.61, $53.30, $58.85 and $51.95, respectively. Mr. Welch joined the Board in 2005 and therefore did not receive the 2004 grant. Mr. East received the 2007 grant only. The aggregate unvested shares outstanding for each director at December 31, 2007 was 1,888 shares, except for Mr. Welch who had 1,638 unvested shares and Mr. East, who had 825 unvested shares at that date. Mr. East resigned from the Board of the Company and its subsidiary financial institutions on January 4, 2008.

Cash and Stock Payments. Each director who is not employed (which we refer to as outside directors or non-management directors) is paid a fee of $2,500 per month, except for the Chairman who receives a fee of $2,875 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2007, the Compensation Committee authorized each outside director to receive 825 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $51.95). All of these shares of restricted stock will vest over a three-year period, and the total value of these awards will generally be allocated over these three-year vesting periods. The Company did not issue Option Awards or Non-Equity Incentive Plan Compensation to its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2007.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to IBERIABANK Corporation. We also provide our directors with customary directors and officers liability insurance.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their families, as well as companies with whom they or their families are associated, were customers of our subsidiary financial institutions in the ordinary course of business during 2007. All loans and commitments to them by our subsidiary financial institutions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

Edward C. Abell, Jr. is the husband of Elaine D. Abell, a director of IBERIABANK Corporation and its financial institution subsidiaries, and is an attorney with the Onebane Law Firm, which the Company and IBERIABANK retained during 2007 and expects to retain from time to time during 2008. In the year ended December 31, 2007, the Onebane Law Firm received fees of approximately $185,000 for these legal services. The total legal fees paid to the Onebane Law Firm during 2007 did not exceed 5% of the law firm’s gross revenues for that year.

In connection with our acquisition of Pulaski Investment Corporation, James C. East was elected to the Board of Directors to serve until the 2008 annual meeting. On January 4, 2008, Mr. East resigned from the Board for personal reasons.

In connection with the Pulaski acquisition, Mr. East and his son, J. Hunter East, each agreed not to compete with us for a period of 36 months commencing at the effective time of the acquisition in markets in which Pulaski Bank and Trust Company and its subsidiaries do business. Each of them also agreed that, commencing at the effective time of the acquisition and for a period of three consecutive years thereafter, they will not solicit with regard to hiring any individual who immediately prior to the effective time of the merger was a current employee of Pulaski Bank, solicit, divert or entice away any customer of Pulaski Bank or otherwise disrupt a previous banking relationship between such person and Pulaski Bank, or who is engaged in discussions to enter into a business relationship with Pulaski Bank, to discontinue, reduce or limit the extent of such relationship with Pulaski Bank. In consideration for the agreement, we will pay James C. East $75,000 per year and J. Hunter East $350,000 per year during the term of the agreement.

In connection with the execution of our agreement to acquire Pulaski, J. Hunter East and Pulaski Bank entered into an employment agreement with an initial term of three years, to be effective upon the consummation of the acquisition. Pursuant to the employment agreement, J. Hunter East will be paid a base salary each year of $25,000, will be entitled to participate in the discretionary bonus program of Pulaski Bank and will be given certain other fringe benefits. In addition, the employment agreement provides that if J. Hunter East’s employment is terminated without just cause (as defined in the employment agreement) prior to the end of the three-year term, Pulaski Bank will be obligated to continue to pay J. Hunter East his base salary for the remainder of the three-year term and will be required to reimburse J. Hunter East the cost of obtaining all health, life, disability and other benefits in which J. Hunter East would be eligible to participate through the remainder of the three-year term based upon benefit levels substantially equal to those being provided to J. Hunter East at the date of termination of employment.

In connection with Michael J. Brown’s relocation from Louisiana to Arkansas, the Company purchased his Metairie, Louisiana home in January 2007 at its then appraised value of $1.1 million.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors, subject to shareholder ratification, has appointed the firm of Ernst & Young LLP, independent certified public accountants, to serve as our principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2008, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

Representatives of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Change in Independent Accountants

On March 13, 2007, Castaing, Hussey & Lolan, LLC, our independent auditor, informed the Audit Committee that they would decline to stand for re-election as independent auditor. The firm’s services as independent auditor ceased upon the filing of the Annual Report on Form 10-K for the year ended December 31, 2006.

On March 13, 2007, the Audit Committee, subject to shareholder ratification, appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. This determination followed the Audit Committee’s decision to seek proposals from independent accountants to audit our financial statements for the fiscal year ending December 31, 2007.

During our two fiscal years ended December 31, 2006, and the subsequent interim period through March 13, 2007, there were no disagreements between us and Castaing, Hussey & Lolan, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Castaing, Hussey & Lolan, LLC, would have caused Castaing, Hussey & Lolan to make reference thereto in their reports on the financial statements for such fiscal years.

The audit reports of Castaing, Hussey & Lolan, LLC on the consolidated financial statements of IBERIABANK Corporation and subsidiary for each of the two fiscal years ended December 31, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During our two fiscal years ended December 31, 2006, and through March 13, 2007, there were “no reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We requested that Castaing, Hussey & Lolan, LLC furnish us with a letter addressed to the SEC stating whether or not the firm agreed with the above statements. A copy of such letter, dated March 16, 2007, was filed as an exhibit to our Current Report on Form 8-K dated March 16, 2007.

During our two fiscal years ended December 31, 2006, and the subsequent interim period through March 13, 2007, we did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees and Other Matters

Castaing, Hussey & Lolan, LLC. Castaing, Hussey & Lolan, LLC provided audit services to us consisting of the annual audit of our consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2006. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to us during 2006.

The following table shows the aggregate fees billed to us for professional services by Castaing, Hussey & Lolan, LLC in fiscal year 2006.

Fee Category	Fiscal Year 2006	% of Total
Audit Fees	$198,000	79%
Audit-related Fees	39,390	16%
Tax Fees	11,810	5%
All Other Fees	700	—

Total Fees	$249,900	100%

Ernst & Young LLP. Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2007 consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2007. Ernst & Young LLP did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to us during 2007.

The following table shows the aggregate fees incurred by us for professional services performed by Ernst & Young LLP in fiscal year 2007.

Fee Category	Fiscal Year 2007	% of Total
Audit Fees(1)	$672,624	100%
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$672,624	100%

(1)	Fees include reimbursement of expenses incurred.

Audit Fees. These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-related Fees. These fees consisted primarily of audits of employee benefit plans and consultations regarding accounting and financial reporting.

Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Pre-approved services for 2007 and 2006 included only those non-audit services described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S

SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2007.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2007 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, and their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’ independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm are likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held 16 meetings during fiscal year 2007.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission (“SEC”).

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Audit Committee appointed, subject to shareholder ratification, the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2008.

THE AUDIT COMMITTEE:

Harry V. Barton, Jr., Chairman

Jefferson G. Parker

O. Miles Pollard, Jr.

David H. Welch

PROPOSAL III — APPROVAL OF THE

IBERIABANK CORPORATION 2008 STOCK INCENTIVE PLAN

Upon the unanimous recommendation of our Compensation Committee, the Board of Directors adopted the IBERIABANK Corporation 2008 Stock Incentive Plan (the “2008 Plan”) effective March 17, 2008, subject to shareholder approval at the meeting. Below is a summary of the principal provisions of the 2008 Plan and its operation. A copy of the 2008 Plan is set forth in full in Exhibit A to this Proxy Statement, and the following description of the 2008 Plan is qualified in its entirety by reference to that Exhibit.

Background

The Board of Directors has adopted the 2008 Plan as the preferred vehicle for making future awards of share-based incentive compensation to eligible employees, consultants, and directors of our Company and its affiliates.

If the 2008 Plan receives shareholder approval, the Company will register with the SEC (on a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended) the 300,000 shares of Common Stock that would be issuable under the 2008 Plan.

In addition to the 2008 Plan, the Company has adopted the following stock incentive plans that will remain in effect if the 2008 Plan receives shareholder approval: (1)1996 Stock Option Plan, (ii) Recognition and Retention Plan, (iii) 1999 Stock Option Plan, (iv) Supplemental Stock Option Plan, (v) 2001 Incentive Compensation Plan, and (vi) 2005 Stock Incentive Plan. The following table shows the number of shares of Common Stock authorized under each of these plans and the number of shares that are available for grant or award as of the record date of March 14, 2008.

Plans	Shares Authorized	Shares Available
1996 Stock Option Plan	783,067	—
Recognition & Retention Plan	313,926	—
1999 Stock Option Plan	300,000	11,520
1999 Supplemental Stock Option Plan	24,999	—
2001 Incentive Compensation Plan	1,100,000	16,729
2005 Stock Incentive Plan	450,000	80,328

Total	2,926,992	108,577

The Board of Directors and management believe that the 2008 Plan is essential to our continued success. The Board and management believe that our Company needs the flexibility both to have shares available for future equity-based awards, and to make future awards in forms other than stock options. Before making any future awards we will carefully consider the financial expense arising from awards.

In adopting the 2008 Plan, the Board of Directors considered the following factors, among others:

•

In 1995, the Company converted from a mutual to a stock financial institution. Subsequent to the stock conversion and pursuant to federal regulations, incentive stock awards of 14% of the then outstanding shares were made to members of management and the Board of Directors. These awards were primarily based on prior service, not current or future performance.

•

Beginning in late 1999, our CEO assembled a new management team, which changed the strategic direction of the Company. To the extent that their predecessors have not exercised previously granted stock options, a period of “double counting” has resulted.

•

The Board of Directors believes that the current management team and strategic hires have required appropriate incentives to deliver earnings and balance sheet growth, the result of which has been a significant improvement in the Company’s stock price over the last five years, both in absolute terms and relative to various indices.

•

Few of our current executive officers and other key employees have exercised vested stock options despite the improvement in the stock price. As a result, decreases in outstanding stock options have not occurred.

•

Over the past several years, we have generated excess capital due to earnings growth and a declining dividend payout ratio (i.e., earnings growth exceeded dividend growth). This excess capital generation has enabled the Company, since January 1, 2000, to repurchase approximately 2,407,221 shares of Common Stock in the open market, or approximately 18.7% of our current outstanding shares, thus reducing shares outstanding and increasing shares underlying incentive awards as a percentage of shares outstanding.

•

If the 2008 Plan is approved at the meeting, shares available to be awarded under all of the Company’s stock incentive plans will total 408,577 shares or approximately 3.2% of our shares outstanding at March 14, 2008. Without our stock repurchase program, this percentage would have been reduced to approximately 0.84% of our shares outstanding at that date.

•

As described under “Compensation Disclosure and Analysis” in this Proxy Statement, after reviewing the proposed 2008 Plan with the Company’s management, compensation consultants and legal advisors, the Compensation Committee has unanimously approved the 2008 Plan and recommended that the 2008 Plan be approved by the Board of Directors and shareholders of the Company.

•

The Board of Directors and management believe that equity awards motivate high levels of performance, align the interests of executives, other key employees and shareholders by giving the employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the Company’s success.

•

The Board of Directors and management believe that equity awards are of great value in recruiting and retaining personnel necessary to enable the Company to meet and surpass its goals, as well as rewarding and motivating current employees.

The Board recognized that these factors and others have caused outstanding long-term incentive awards to be higher than peer levels. The Board determined this level of awards and the proposed 2008 Plan to be appropriate and in the best interests of the Company and our shareholders based on operating results, financial condition and returns to shareholders.

Vote Required

Pursuant to NASDAQ rules and our Bylaws, the affirmative vote of a majority of the votes actually cast is required for approval of Proposal III. See “Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE COMPANY’S SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2008 PLAN.

Description of the 2008 Plan

General. Employees, consultants and directors of the Company and its affiliates may be granted awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). Following the meeting, if all nominees for director are elected, the Company will have 11 directors and approximately 1,426 employees eligible to receive awards under the 2008 Plan.

A maximum of 300,000 shares of Common Stock may be made the subject of awards under the 2008 Plan. All share limitations contained in the 2008 Plan will be adjusted in the event of certain changes in the capitalization of the Company. The closing sale price of a share of Common Stock as reported on the NASDAQ Global Select Market on March 13, 2008, was $44.63 per share.

The 2008 Plan will be administered by a committee of at least three directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the 2008 Plan, to determine when and to whom to make awards under the 2008 Plan, the type of award and the number of shares to be covered by the awards, the fair market value of shares, the terms of the awards, which include the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2008 Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates. Initially, the Committee will be the Compensation Committee of the Board of Directors.

Options and SARs. Options granted under the 2008 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided, however, that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

SARs generally permit participants to receive, upon exercise, cash or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them.

No participant may receive stock options and share appreciation rights (“SARs”) with respect to more than 100,000 shares of Common Stock per calendar year.

Exercise Price for Options and SARs; No Repricings. The per share purchase price under each option or SAR granted shall be established by the Committee at the time the option or SAR is granted. However, the per share purchase price for non-ISOs and the exercise price of SARs shall not be less than 100% of the fair market value (generally, the current price reflected in trading on the NASDAQ Global Select Market, which is the Company’s principal trading market) of a share of Common Stock on the date the option or SAR is granted. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award for participants who own more than 10% of the Company’s outstanding shares on the grant date. For ISOs granted to other participants, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The 2008 Plan does not permit the repricing of options.

Exercise of Options and SARs. Each option granted pursuant to the 2008 Plan will be for such term as determined by the Committee; provided, however, that no option will be exercisable no more than 10 years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than

10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement evidencing the grant, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee will have discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, shares, cashless exercise through a broker or a net exercise exchange.

Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder. All SARs will be counted in full against the number of shares available for award under the 2008 Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Performance Units. Under the 2008 Plan, the Committee, in its discretion, may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant unrestricted shares, for an aggregate of no more than 30,000 shares, as to which a participant’s interest is immediately vested. For restricted share and restricted share unit awards, the 2008 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interest in an award becomes vested. The Committee, in its discretion, may also grant performance units which must vest based on the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the performance units over the one-year period permitted.

Except for grants to directors, restricted shares and restricted share units shall have a minimum three-year vesting period, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if vesting of the awards is based on attainment of performance goals a minimum vesting period of one year is allowed, with incremental vesting of portions of the awards over the one-year period permitted.

Unless otherwise provided in an award agreement, whenever shares are released pursuant to awards under the 2008 Plan, the recipient will be entitled also to receive additional shares that reflect any stock dividends that the Company’s common shareholders receive between the date of the award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s common shareholders during the same period.

Performance-based Awards. Under the 2008 Plan the Committee may, at the time of grant of restricted shares, restricted share units, and performance units, designate these awards as “Performance Compensation Awards” intended to be exempt from Code Section 162(m) limitations. In such case, Performance Compensation Awards will vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, a business unit or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $3 million per calendar year and 100,000 shares per performance period, subject to adjustment in the event of certain changes in capitalization of the Company. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2008 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or. more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2008 Plan, the possible performance-based measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenues; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measures; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder returns; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance-based measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to awards, the 2008 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers of awards other than incentive stock options to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or other highly compensated employees.

Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding award, all share limitations, and the number of shares that have been authorized for issuance under the 2008 Plan but as to which no awards have yet been granted or that have been returned to the 2008 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide, in substitution for any or all outstanding awards under the 2008 Plan, alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances, and the Committee may require in connection therewith the surrender of all awards so replaced. In any case, a substitution will not require the consent of any recipient of awards previously granted awards pursuant to the 2008 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

Unless otherwise provided in an award agreement, awards will automatically vest (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event or in anticipation of a Change in Control (as defined in the 2008 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding awards (except to the extent an agreement evidencing an award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation; (ii) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards, or (iv) make other appropriate adjustments or modifications.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. If the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board of Directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the 2008 Plan; Amendments or Termination. The Board of Directors has the power to terminate, amend, alter, suspend, or discontinue the 2008 Plan at any time. If the Board does not take action to earlier terminate the 2008 Plan, it will terminate on March 17, 2018. Certain amendments may require the approval of the Company’s shareholders. For example, NASDAQ rules require shareholder approval of certain material amendments and shareholder approval is required for any amendment that would permit repricing without shareholder approval. No amendment, suspension, or termination of the 2008 Plan will materially and adversely affect awards that previously had been granted without the written consent of the holders of those awards unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the participant and the Committee. Notwithstanding the foregoing, the Committee may amend the 2008 Plan to eliminate provisions, which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences. The following is a general discussion of certain current U.S. federal income tax consequences relating to awards granted under the 2008 Plan. This discussion does not address all aspects of U.S. federal income taxation does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings, which could be altered materially with enactment of any new tax legislation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

•

Non-ISOs. A participant will not recognize income at the time a non-ISO is granted. At the time a non-ISO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•

ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

•

Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any shares that the participant receives.

•

Restricted Shares, Restricted Share Units, Performance Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, performance units or Performance Compensation Awards, unless the participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

•

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2008 Plan is designed to permit Performance Compensation Awards that qualify as performance-based compensation for this purpose.

New Plan Benefits. No stock options or other awards have been, or will be, granted under the 2008 Plan prior to approval by the Company’s shareholders. The Committee has not yet determined what awards it will grant under the 2008 Plan.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than November 24, 2008. With respect to the 2009 annual meeting, if we are not provided notice of a shareholder proposal by such date, it will not be included in our proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2009, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or February 28, 2009. With respect to the 2009 annual meeting, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting as to which proxies in the accompanying form confers discretionary authority; the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

March 24, 2008

Exhibit A

IBERIABANK Corporation

2008 STOCK INCENTIVE PLAN

1. Establishment, Purpose, and Types of Awards

IBERIABANK Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “IBERIABANK Corporation 2008 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, consultants and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units and Unrestricted Shares
Section 9	Performance Units
Section 10	Performance Compensation Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2. Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 300,000 Shares. Additional limitations on Share issuances are provided in Sections 5(c), 8(a), 8(b) and 10(b). For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

4. Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e) No Liability, Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5. Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 100,000 Shares per calendar year. The Committee will adjust this limitation pursuant to Section 13 below. Additional limitations applicable to Performance Compensation Awards are described in Section 10(b).

(d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6. Option Awards

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof, provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e) Exercise of Option. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) the certificates of which are duly endorsed for transfer to the Company or attestation of ownership and transfer to the Company is effected to the Company’s satisfaction;

(iii) a cashless exercise program pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to (upon receipt of payment from the broker) deliver the certificates for or electronic evidence of ownership of the purchased Shares directly to such broker in order to complete the sale;

(iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the Shares subject to the Option,

(v) in such other manner as may be authorized from time to time by the Committee; or

(vi) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person. entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7. Share Appreciation Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount

(ii) determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(iii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iv) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to the Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying -

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one hundred percent

(100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8. Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder for an aggregate of no more than 30,000 Shares (subject to adjustment under Section 13) in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except for grants to Directors, Restricted Shares and Restricted Share Units granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the Award over the three-year period permitted; provided, however, that if the vesting of the Award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the Award over the one-year period permitted. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Alternatively, the Company may reflect such ownership and restrictions in electronic format. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion, if permitted by Section 409A of the Code and the regulations thereunder, convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9. Performance Units

Subject to the limitations set forth in Section 10(b) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. Performance Units must vest based upon the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the Performance Units over the one-year period permitted.

10. Performance Compensation Awards

(a) Qualified Performance-Based Compensation. Subject to the limitations set forth in paragraph (b) hereof, the Committee may, at the time of grant of Restricted Shares, Restricted Share Units or Performance Units, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(b) Limitations on Awards. The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 100,000 Shares, subject to adjustment under Section 13, and $3 million in cash, per calendar year.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11. Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

(c) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(d) Special Rules. In the case of (i) a Participant other than an Employee, (ii) an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations, (iii) a Participant who is an Executive Officer of the Company or a member of the Board, in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(e) Income Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

12. Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, all Share limitations contained herein and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) require that all outstanding Options and Share Appreciation Rights be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights shall terminate;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards in compliance with Section 409A, to the extent applicable, or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16. Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan. Shareholder approval is required for any Plan amendment that would permit repricing without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20. Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21. Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22. Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate or other evidence of Share ownership to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate or other evidence of ownership is issued, except as otherwise specifically provided for in this Plan.

24. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25. Deferral. Payment of an Award may be deferred only if permitted in the Award Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

IBERIABANK Corporation

2008 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Performance Unit and a Performance Compensation Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means, unless otherwise defined in an Award Agreement,

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25 percent of the combined voting power of the Company’s then outstanding securities ; provided, however, that for purposes of this paragraph (a), of this definition the following acquisitions shall not constitute a Change in Control:

(i) any acquisition of securities directly from the Company,

(ii) any acquisition of securities by the Company,

(iii) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b) Individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii) shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant -

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” has the meaning provided in Rule 3b-7 under the Exchange Act.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this IBERIABANK Corporation 2008 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean the right to receive Shares granted pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded as unrestricted shares as described in Section 8 of the Plan.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		REVOCABLE PROXY IBERIABANK Corporation		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS April 29, 2008			1.	Election of Directors	☐	☐	☐

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 14, 2008, hereby appoint(s) William H. Fenstermaker, and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the InterContinental New Orleans Hotel (LaSalle Ballroom-3rd Floor), 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, April 29, 2008 at 4:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

Nominees for a three-year term expiring in 2011: Harry V. Barton, Jr., E. Stewart Shea, III, David H. Welch
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2008.	☐	☐	☐
			3.	Adoption of the IBERIABANK Corporation 2008 Stock Incentive Plan.	☐	☐	☐
			4.	In their discretion, on other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 LISTED ABOVE.

If voting by mail, please be sure to sign and date this Proxy in the box below.		Date
Shareholder sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

IBERIABANK Corporation

PLEASE COMPLETE, DATE, SIGN AND MAIL THE INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

April 29, 2008

4:00 p.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 14, 2008, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the InterContinental New Orleans Hotel (LaSalle Ballroom-3rd Floor), 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, April 29, 2008, at 4:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

    FOLD AND DETACH HERE

IBERIABANK Corporation – ANNUAL MEETING, APRIL 29, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Shareholders APRIL 29, 2008				Revocable Proxy IBERIABANK Corporation			Please mark as indicated in this example		☒
		For	Withhold All	For All Except			For	Against	Abstain
1.	Election of Directors	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2008	☐	☐	☐

	Nominees for a three-year term expiring in 2011: (01) Harry V. Barton, Jr. (02) E. Stewart Shea III (03) David H. Welch				3.	Adoption of the IBERIABANK Corporation 2008 Stock Incentive Plan.	☐	☐	☐

					4.	In their discretion, on other business as may properly come before the Annual Meeting
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.					The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3 listed above.

					Mark here if you plan to attend the Annual Meeting.				☐

					Mark here for address change and note change below.				☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

If voting by mail, please be sure to date and sign this instruction card in the box below.		Date

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

Shareholder sign above

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. Eastern Time, April 29, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
anytime prior to
Call Toll-Free on a Touch-Tone Phone anytime prior to	3:00 a.m., Eastern Time, April 29, 2008 go to
3:00 a.m., Eastern Time, April 29, 2008:
1-866-289-1750	https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

Your vote is important!